Exhibit 99.1

1136 Oak Valley Drive Ann Arbor, Michigan 48108 www.tecumseh.com
FOR IMMEDIATE RELEASE

Contact:	Jim Cain
The Quell Group
248-649-8900
jcain@quell.com
Tecumseh Products Names James Wainright
President and Chief Executive Officer
ANN ARBOR, Mich., Dec. 15, 2009 — Tecumseh Products Company, a leading global manufacturer of compressors and related products, announced today that James Wainright, 55, has been named president and chief executive officer effective immediately. Wainright has served as acting president since Oct. 7, 2009, and previously was vice president, global operations.
“Jim Wainright understands the steps Tecumseh has taken to become more efficient, improve its technology, and ensure that it has the optimal manufacturing footprint and cost structure,” said Kent Herrick, Tecumseh chairman of the board. “Jim’s perspective, the leadership he has demonstrated as acting president and his focus on creating value for our customers makes him the right person to lead the company’s ongoing revitalization.”
“We have improved our performance in many areas but we have more work to do to improve our cash flow, return to solid profitability and strengthen our relationships with customers,” Wainright said. “Addressing our near-term challenges and positioning the company and its products for the future must occur simultaneously and on an accelerated timetable. That is the sole focus of the Tecumseh management team.”
Wainright joined Tecumseh Products in 2007 as vice president, global operations. Previously, he was senior vice president of operations for A.O. Smith Corporation — Electrical Products Division. Also, he has operations management experience with United Technologies Corp. and Lear Corp.
About Tecumseh Products Company
Tecumseh Products Company is a full-line independent global manufacturer of hermetically sealed compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps.
Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company’s Internet web site at http://www.tecumseh.com.

Cautionary Statements Relating to Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as “expects,” “should,” “may,” “believes,” “anticipates,” “will,” and other future tense and forward-looking terminology.

Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) unfavorable changes in macro-economic conditions and the condition of credit markets, which may magnify other risk factors; ii) the success of our ongoing effort to bring costs in line with projected production levels and product mix; iii) financial market changes, including fluctuations in foreign currency exchange rates and interest rates; iv) availability and cost of materials, particularly commodities, including steel and copper, whose cost can be subject to significant variation; v) actions of competitors; vi) our ability to maintain adequate liquidity in total and within each foreign operation; vii) the effect of terrorist activity and armed conflict; viii) economic trend factors such as housing starts; ix) the ultimate cost of resolving environmental and legal matters, including any liabilities resulting from the regulatory antitrust investigations commenced by the United States Department of Justice Antitrust Division, the Secretariat of Economic Law of the Ministry of Justice of Brazil or the European Commission, any of which could preclude commercialization of products or adversely affect profitability and/or civil litigation related to such investigations; x) emerging governmental regulations; xi) the ultimate cost of resolving environmental and legal matters; xii) our ability to profitably develop, manufacture and sell both new and existing products; xiii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiv) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) increased or unexpected warranty claims; and xviii) the ongoing financial health of major customers. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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